For Immediate Release
Contact:	Alex Lombardo Investors (703) 573-9317	Jennifer Beranek Media (608) 661-4754

Great Wolf Resorts Reports Third Quarter 2007 Results

MADISON, Wis., November 6, 2007—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, today reported results for the third quarter ended September 30, 2007.

Third Quarter 2007 Highlights

•	Reported Adjusted EBITDA of $17.0 million and Adjusted net income per share of $0.09, exceeding consensus analyst estimates for both amounts.

•	Improved Great Wolf Lodge® brand same store Total RevPAR by 4.6 percent as compared to the same period a year earlier.

•	Announced location and plans for a Great Wolf Lodge resort to be built in Concord, North Carolina, and broke ground on construction in October 2007.

•	Announced plans to add 203 suites and 20,000 square feet of meeting space to the Great Wolf Lodge resort under construction in Grapevine, Texas, bringing the final resort size to 605 suites.

•	Named Alissa (Nikki) Nolan as executive vice president and managing director of international, concentrating on securing agreements with investors and other third parties to develop indoor waterpark resorts internationally as part of the company’s strategy to selectively seek licensing and management opportunities.

For the 2007 third quarter, the company reported net income of $1.8 million, or $0.06 per diluted share, compared to a net income of $2.1 million, or $0.07 per diluted share in the same period a year ago.

Third Quarter Operating Results

“Overall, our properties had a strong operating quarter, meeting our expectations,” said John Emery, chief executive officer. “The third quarter is typically the largest Adjusted EBITDA contributor to our annual results. We are pleased to report results above analyst consensus estimates for the period.”

The company reported Adjusted EBITDA of $17.0 million, a 26 percent improvement over the 2006 third quarter, and Adjusted net income per share of $0.09. Third quarter 2007 same store revenue per available room (RevPAR) rose 3.3 percent for Great Wolf Lodge brand properties, compared to the same period last year, and same store total RevPAR increased 4.6%.

“Our Williamsburg, Poconos, and Kansas City properties led our operating results in the third quarter,” Emery said. “The Williamsburg property’s additions of 10,000 square feet of meeting space and 104 new guest suites, both opened in 2007, have been well received. We are optimistic about the market and our growth opportunities with this newly expanded resort.

“Our Mason resort continues to ramp up during its first year of operations,” Emery continued. “We believe this resort’s location adjacent to Kings Island theme park and its state-of-the-art, 40,000 square-foot conference center will ultimately prove to be a strong combination to appeal to both leisure travelers and group business. We are encouraged by preliminary October results where the Mason resort had the second highest number of occupied rooms in our system. We are optimistic about the potential for the resort as we continue to ramp up the property into 2008.

“The ongoing difficult operating environment for the U.S. automobile industry continues to impact local economic conditions at our upper Midwest properties, especially at our Traverse City and Sandusky resorts,” Emery noted. “We believe that we continue to offer a great product for families in these markets, but we expect the markets will continue to be difficult for at least the next few quarters.”

During the third quarter the company continued to add significant revenue-generating enhancements to its existing resorts:

•	The company completed the roll-out of its Scooops™ Kid Spa, an innovative and family-friendly service targeted primarily to girls ages 8-12, to seven properties during the 2007 third quarter.

•	The company installed MagiQuest™, a live-action fantasy adventure game, at its Kansas City and Traverse City properties during the quarter, bringing the number of resorts with this attraction to four. The company also has added MagiQuest to its Mason resort in the fourth quarter and expects to include MagiQuest in all future resorts constructed.

“We embrace additions like Scooops Kid Spa, MagiQuest and miniature golf at our existing resorts because amenities like these can enhance the overall guest experience while generating additional incremental revenue,” Emery said. “These amenities allow us to expand the range of amenity options available to all members of a family, thereby building guest loyalty to our resorts.”

For the 2007 third quarter, operating statistics for the company’s portfolio of Great Wolf Lodge resorts were as follows:

	Same Store Comparison (a)
	Q3	Q3
	2007	2006	Increase (Decrease)
			$		%

Occupancy	74.3%	73.3%		N/A	1.4%

ADR	$253.04	$248.32		$4.72	1.9%

RevPAR	$187.93	$181.93		$6.00	3.3%

Total RevPOR	$373.61	$361.96		$11.65	3.2%

Total RevPAR	$277.48	$265.19		$12.29	4.6%

(a)	Same store comparison includes only Great Wolf Lodge resorts that were open for all of both Q3 2006 and Q3 2007.

Construction Update

The company’s 402-suite Great Wolf Lodge in Grapevine, Texas is scheduled to open in mid-December 2007, with a grand opening ceremony slated for January 10, 2008. Additionally, in December 2007, the company expects to commence construction on a 203-suite wing and 20,000 square-foot meeting facility at the Grapevine resort. “We designed this property to expand to 605 suites because we believe the Dallas/Ft. Worth metropolitan market can comfortably support a resort of that size,” Emery said. “Given our strong expectations for the market, we have decided to move forward with construction of the additional suites and meeting space now, so that we can more quickly capture the full benefits of an expanded resort. The expansion will not interfere with the opening of the resort in late 2007.”

The 398-suite Great Wolf Lodge in Grand Mound, Wash., owned by a joint venture between a subsidiary of Great Wolf Resorts and the Confederated Tribes of the Chehalis Reservation, is on schedule to open in March 2008, in time for the important spring break season. The resort is located adjacent to Interstate 5, the major highway link between Portland and Seattle/Tacoma. This resort will be the first major indoor waterpark resort in the region.

The company’s Traverse City resort will open an additional 9,000 square feet of meeting space in the fourth quarter, bringing its total to 16,000 square feet. “This meeting space is part of a significant expansion project at the resort, which also includes installation of MagiQuest and construction of an outdoor miniature golf course. By the end of the fourth quarter, all components of this development project will be complete.”

Development Update

During the third quarter, the company purchased 37 acres of land in Concord, N.C, near Charlotte, to build a 401-suite Great Wolf Lodge resort. Located off of Speedway Boulevard and Interstate 85, the property is near the Lowes Motor Speedway and Concord Mills Mall. The property has a planned 2009 opening. Once complete, the resort will provide a comprehensive package of family entertainment and lodging amenities including: a 98,000 square-foot indoor entertainment area, featuring the state’s largest indoor waterpark; 16,000 square feet of meeting space; multiple food outlets; a confectionary café; a spa featuring Aveda® products; a Scooops Kid Spa featuring ice cream-themed products; a children’s craft and activity room focusing on “edutainment”; a game arcade with ticket redemption; MagiQuest; a themed, interactive 18-hole outdoor miniature golf course; a tech center with Internet stations and movie and musical entertainment; a fitness center; a gift emporium; and an animated clock tower. “This continues our penetration into the Southeast, where we foresee sizeable demand for our destination experience,” Emery said.

In July, Mall of America®, located in Bloomington, Minnesota and the nation’s largest retail and entertainment complex, announced that it has signed a letter of intent with the company to incorporate a Great Wolf Lodge resort as part of the mall’s pending Phase II expansion. The construction of this resort is contingent upon the finalization and approval of Phase II plans, including state approval for infrastructure funding.

In September, the Mashantucket Pequot Tribal Nation announced that it has signed a letter of intent with the company to develop a Great Wolf Lodge resort of up to 700 suites on tribal-owned fee land near its southeast Connecticut reservation and Foxwoods Resort Casino. The construction of this resort is contingent upon receiving land use approvals from the local government and other matters.

Emery noted that while the subprime loan crisis has tightened lending markets recently, it has not had a significant effect on the company’s development plans. “We have seen less well-capitalized competitors forced to the sidelines because they do not have the proven operating history and balance sheet strength to provide the necessary equity contribution for large-scale indoor waterpark resorts. We believe we can obtain sufficient capital to fund our new projects, allowing us to lock up strong sites in leading markets and continue to build the only international waterpark brand. We think that continuing to develop resorts that offer a wide range of family entertainment experiences is the best barrier to potential future competition.

“We continue to have a robust development pipeline, focusing primarily on the Mid-Atlantic, Southeast, Northeast and northern California regions,” Emery added. “Site selection is an extended process and we are thorough in analyzing our options in each potential market. We seek sites that are prominently located and are close to large population centers. Also, we continue to increase our focus on potential international development opportunities. Currently, our prime international target areas are Canada, Europe and Asia. We expect our international opportunities will involve licensing our brand concept to third-party owners, as well as possibly management and other consulting arrangements. Our preferred model is for third-party ownership of international projects, allowing us to minimize our equity participation in a project.

“At any given time, we are evaluating more than a dozen potential sites that are either under contract or for which we are in active negotiation,” Emery noted. “We expect to fund the equity contribution portion of much of our pipeline of projects through a combination of cash on hand, cash provided by operations and new or expanded borrowings on existing properties. Given the number of projects in our pipeline, however, we also expect to use joint venture or similar arrangements to fund the equity portion for certain projects. Using joint venture arrangements should allow us to expand our brand presence more rapidly in the United States while maintaining a prudent balance sheet.”

Capital Structure

The company made no changes to its capital structure in the third quarter. “We are generating significant cash to fund our growth plans,” said James A. Calder, chief financial officer. “We have no mortgage debt on two of our resorts, which gives us flexibility and access to additional capital for new development.”

At the end of the 2007 third quarter, the company had $21.5 million of unrestricted cash. “At September 30, nearly 90 percent of the company’s long-term debt was effectively fixed with a weighted average interest rate of 7.2 percent and debt maturity of 9.6 years.”

Key Financial Data

As of September 30, 2007, Great Wolf Resorts had:

•	Total cash, cash equivalents and restricted cash of $25.0 million.

•	Total secured debt of $294.4 million.

•	Total unsecured debt of $80.5 million.

•	Weighted average cost of total debt of 7.2 percent.

•	Weighted average debt maturity of 9.6 years.

•	Total construction in progress for resorts and other projects currently under construction but not yet opened of $135.5 million.

Outlook and Guidance

“We have had solid same store RevPAR growth each quarter in 2007 and currently expect to see similar growth in the 2007 fourth quarter and into 2008,” Emery commented. “We have seen positive response to our Howl-O-Ween promotion in October and are expecting good demand for our upcoming Snowland holiday promotion. Based on our current operating outlook for the fourth quarter, we are increasing the midpoint of our guidance for full-year Adjusted EBITDA from $48.0 million to $49.5 million and adjusting our full-year Adjusted EBITDA guidance to a range of $48-51 million.”

The company provides the following outlook and earnings guidance for the fourth quarter and full year 2007 (amounts in thousands, except per share data):

	Q4 2007		Full year 2007
	Low	High	Low	High
Net income (loss)	$(6,240)	$(4,440)	$(8,140)	$(6,340)

Net income (loss) per diluted share	$(0.20)	$(0.15)	$(0.27)	$(0.21)

Adjusted EBITDA (a)	$8,400	$11,400	$48,000	$51,000_

Adjusted net income (loss) (a)	$(4,020)	$(2,220)	$(1,500)	$300

Adjusted net income (loss) per diluted share	$(0.13)	$(0.07)	$(0.05)	$0.01

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see tables accompanying this press release.

The net income (loss) and adjusted net income (loss) amounts above include the effects of additional borrowings the company undertook in 2006 and 2007 to partially fund future development projects, the ramp-up of the company’s Mason resort in its first year of operation and the significant expansions to the company’s Williamsburg resort.

Adjusted EBITDA and Adjusted net income are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income are provided in the tables of this press release.

Great Wolf Resorts will hold a conference call to discuss its 2007 third quarter results today, November 6, at 10 a.m. Eastern Time. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto the company’s Web site, www.greatwolf.com, or www.streetevents.com, or may call (800) 240-6709, reference number 11099053. A recording of the call will be available by telephone until midnight on November 13, 2007, by dialing (800) 405-2236, reference number 11099053. A replay of the conference call will be posted on the company’s Web site through December 6, 2007.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income (loss). The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance.

Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation, (e) costs associated with early extinguishment of debt or postponement of debt offerings, (f) opening costs of resorts under development, (g) shareholder litigation expenses, (h) equity in earnings (loss) of affiliates, (i) loss on sale of assets, (j) impairment charges, (k) other unusual or non-recurring items, and (l) minority interests. The company defines Adjusted net income (loss) as net income without the effects of (a) non-cash employee compensation, (b) costs associated with early extinguishment of debt or postponement of debt offerings, (c) opening costs of resorts under development (including costs incurred by unconsolidated joint ventures), (d) shareholder litigation expenses, (e) loss on sale of assets, (f) impairment charges, (g) other unusual or non-recurring items, and (h) the effect of non-normalized income tax expense.

Adjusted EBITDA and Adjusted net income (loss) as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c)

should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also, Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance.

Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Similarly, management believes Adjusted net income (loss) is a useful performance measure because certain items included in the calculation of net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and Adjusted net income (loss) because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the company’s ongoing operating performance.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the company’s ability to manage growth, including the expansion of the company’s infrastructure and systems necessary to support growth, the company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets as a result of the subprime loan crisis, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, the company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements, and other factors discussed under Item IA (Risk Factors) in Great Wolf Resorts’ 2006 Form 10-K. We assume no duty to update these statements.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; and Mason, Ohio; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Great Wolf Lodge properties are currently in predevelopment and/or under construction in Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 to 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolf.com.

Great Wolf Resorts, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September	September 30,	September	September
	30, 2007	2006	30, 2007	30, 2006
Revenues:
Rooms	$30,754	$24,363	$87,659	$68,503
Food and beverage	7,577	5,723	22,621	16,695
Other hotel operations	7,407	5,805	20,990	16,234
Management and other fees	2,145	1,741	5,526	3,879

	47,883	37,632	136,796	105,311
Other revenue from managed properties	3,015	3,147	8,852	9,131

Total revenues	50,898	40,779	145,648	114,442
Operating expenses:
Resort departmental expenses	16,455	12,345	49,145	35,913
Selling, general and administrative	10,005	8,941	34,582	31,542
Property operating costs	5,262	4,031	16,013	11,867
Opening costs for resorts under development	1,291	1,282	4,713	3,021
Debt-related costs	—	441	—	441
Loss on sale of property	128	375	128	953
Depreciation and amortization	9,105	6,430	26,567	18,697
	42,246	33,845	131,148	102,434
Other expenses from managed properties	3,015	3,147	8,852	9,131

Total operating expenses	45,261	36,992	140,000	111,565
Operating income	5,637	3,787	5,648	2,877
Investment income	(281)	—	(336)	—
Interest income	(551)	(863)	(2,365)	(2,315)
Interest expense	3,829	1,817	11,104	5,399

Income (loss) before minority interests, equity in loss (earnings) of
unconsolidated related parties and income taxes	2,640	2,833	(2,755)	(207)
Income tax expense (benefit)	784	1,102	(1,157)	(83)
Minority interests, net of tax	—	(77)	(443)	(114)
Equity in loss (earnings) of unconsolidated related parties, net of tax	95	(280)	745	247

Net income (loss)	$1,761	$2,088	$(1,900)	$(257)

Net income (loss) per share:
Basic	$0.06	$0.07	$(0.06)	$(0.01)
Diluted	$0.06	$0.07	$(0.06)	$(0.01)
Weighted average common shares outstanding:
Basic	30,571	30,370	30,521	30,273
Diluted	30,571	30,370	30,521	30,273

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except per share amounts)
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September	September 30,	September	September 30,
	30, 2007	2006	30, 2007	2006
Net income (loss)	$1,761	$2,088	$(1,900)	$(257)
Adjustments:
Opening costs for resorts under development	1,291	1,282	4,713	3,021
Shareholder litigation expenses	—	464	—	1,139
Non-cash employee compensation	599	720	2,004	2,392
Debt-related costs	—	441	—	441
Loss on sale of property	128	375	328	953
Depreciation and amortization	9,105	6,430	26,567	18,697
Interest expense, net	3,278	954	8,739	3,084
Minority interest expense, net of tax	—	(77)	(443)	(114)
Equity in loss (earnings) of unconsolidated related parties, net of tax	95	(280)	745	247
Income tax expense (benefit)	784	1,102	(1,157)	(83)

Adjusted EBITDA (1)	$17,041	$13,499	$39,596	$29,520

Net income (loss)	$1,761	$2,088	$(1,900)	$(257)
Adjustments to net income (loss):
Opening costs for resorts under development	1,291	1,282	4,713	3,021
Shareholder litigation expenses	—	464	—	1,139
Non-cash employee compensation	599	720	2,004	2,392
Debt-related costs	—	441	—	441
Loss on sale of property	128	375	328	953
Equity in loss of unconsolidated related parties (2)	339	—	677	—
Income tax rate adjustment (3)	(1,218)	(1,312)	(3,303)	(3,178)

Adjusted net income (1)	$2,900	$4,058	$2,519	$4,511

Adjusted net income per share:
Basic	$0.09	$0.13	$0.08	$0.15
Diluted	$0.09	$0.13	$0.08	$0.15
Weighted average shares outstanding:
Basic	30,571	30,370	30,521	30,273
Diluted	30,571	30,370	30,521	30,273

Great Wolf Resorts, Inc.
Operating Statistics - Great Wolf Lodge Resorts
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
All Great Wolf Lodge Properties
Occupancy	70.0%	73.3%	65.8%	68.4%
ADR	$252.66	$248.32	$249.45	$243.32
RevPAR	$176.92	$181.93	$164.08	$166.34
Total RevPOR	$374.08	$361.96	$372.84	$359.01
Total RevPAR	$261.95	$265.19	$245.25	$245.43
Great Wolf Lodge Properties — Same Store (4)
Occupancy	74.3%	73.3%	68.6%	69.2%
ADR	$253.04	$248.32	$246.72	$239.56
RevPAR	$187.93	$181.93	$169.16	$165.75
Total RevPOR	$373.61	$361.96	$365.35	$351.66
Total RevPAR	$277.48	$265.19	$250.49	$243.31
The company defines its operating statistics as follows:
Occupancy is calculated by dividing total occupied rooms by total available rooms.
Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.
Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.
Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other amenities) by total occupied rooms.
Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (5)
(in thousands, except per share amounts)
		Three Months Ending	Three Months Ending	Three Months Ending	Year Ending December
		June 30, 2005	September 30, 2005	December 31, 2007	31, 2007
Net income (loss)		$(100)	$6,750	$(5,340)	$(7,260)
Adjustments:
	Opening costs of resorts under development			2,500	7,220
	Non-cash employee compensation	1,900	2,000	900	2,910
	Loss on sale of property	(100)	4,500	—	330
	Depreciation and amortization	6,300	6,300	9,900	36,470
	Interest expense, net	—	—	4,100	12,840
	Minority interest expense			—	(760)
	Equity in loss of unconsolidated affiliates			1,400	2,690
	Income tax expense (benefit)	500	1,000	(3,560)	(4,940)

Adjusted EBITDA (1)		$8,500	$20,550	$9,900	$49,500

Net income (loss)		$(100)	$6,750	$(5,340)	$(7,260)
Adjustments to net income (loss):
	Opening costs of resorts under development	—	—	2,500	7,220
	Non-cash employee compensation			900	2,910
	Loss on sale of property	300	600	—	330

	Equity in loss of unconsolidated affiliates (2)			300	980
	Income tax rate adjustment (3)			(1,480)	(4,790)

Adjusted net income (loss) (1)		$200	$7,350	$(3,120)	$(610)

Net income (loss) per share:
	Basic	$(0.00)	$0.22	$(0.17)	$(0.24)
	Diluted	$(0.00)	$0.22	$(0.17)	$(0.24)
Adjusted net income (loss) per share:
	Basic	$0.01	$0.24	$(0.10)	$(0.02)
	Diluted	$0.01	$0.24	$(0.10)	$(0.02)
Weighted average shares outstanding:
	Basic	30,133	30,133	30,600	30,550
	Diluted	30,340	30,340	30,600	30,550
(1)	See discussions of Adjusted EBITDA and Adjusted net income (loss) located in the “Non-GAAPFinancial Measures” section of this press release.
	This amount represents the company’s equity method loss recorded for the joint venture that owns a Great Wolf Lodge resort under construction in Grand
(2)	Mound, Washington.
	This amount represents an adjustment to recorded income tax expense to bring the overall effective tax rate to an estimated normalized rate of 40%. This
(3)	effective tax rate differs from the effective tax rates in the company’s historical statements of operations.
(4)	Same store comparison includes Great Wolf Lodge resorts that were open for the full periods in both 2006 and 2007.
(5)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA and Adjusted net income.